FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This First Amendment to the Trademark License Agreement dated February 4, 2015 ("TLA") is entered as of this 29 day of December 2016 (the "Effective Date") by and between:
Techtronic Floor Care Technology Limited, a BVI corporation, with its principle place of business at P. O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (TFCTL"), and Hoover, Inc., a U.S. corporation, with its principal place of business at 8405 IBM Drive, Charlotte, North Carolina  28262 ("Hoover"), (TFCTL and Hoover, collectively known as "TTI Floor Care"),

AND

Capstone Industries, Inc., a U.S. corporation with its principal place of business at 350 Jim Moran Boulevard, Suite 120, Deerfield Beach, Florida  33442 ("Licensee")
In consideration of the mutual terms and conditions set forth below and in the TLA, the sufficiency of which is hereby acknowledged, the Parties agree the TLA is hereby amended as follows:
a.	Paragraph 2 shall remain intact excepting the following provisions which shall be amended or added, as applicable, to read:

2.1 Grant of Trademark License.  Subject to the terms and conditions of this Agreement, TTI Floor Care hereby grants to Licensee the exclusive right to use the Licensed Marks, during the Term or an Extended Term, on and in connection with the Licensed Products manufactured, advertised, marketed, and sold to the Channels of Trade in the Territories.  Licensee shall have no right to use the Licensed Marks in any other manner for any other purpose.  All rights, whether express or implied, not expressly granted to Licensee hereunder are reserved exclusively to TTI Floor Care.  However, in the event that the Licensor grants that certain cordless or battery-powered lights or lighting may be included as a Licensed Product then that grant to the Licensee shall be non-exclusive.
2.5 Term. This Agreement shall be effective as of the Effective Date and shall continue for a term of three (3) years unless sooner terminated or modified in accordance with its terms ("Initial Term").  Following the conclusion of the Initial Term or an Extended Term, if applicable, this Agreement may be renewed upon written agreement of the Parties provided that the Licensee is in compliance with all conditions set forth in the Agreement.  This Agreement may be terminated by either party at any time by giving the other party not less than three months prior written notice, or in accordance with Section 11.

2.6 Extended Term. If Capstone reaches $10 million dollars ($10,000,000) of Net Sales in the Initial Term of the Agreement, then the Agreement shall automatically extend from the end of the Initial Term through February 3, 2010 ("Extended Term").

i.
During the Extended Term, should Capstone attain a minimum of $5 million dollars ($5,000,000) of Net Sales or 50% of the Net Sales of the Initial Term, whichever is greater, then the Extended Term will extend through February 3, 2022 ("Second Extended Term").

ii.
During the Second Extended Term, should Capstone attain a minimum of $5 million dollars ($5,000,000) of Net Sales or 50% of the Net Sales of the Initial Term, whichever is greater, then the Second Extended Term will extend through February 3, 2024 ("Third Extended Term").

b.	Exhibit 2 – Licensed Products shall be deleted and replaced as follows:

Licensed Products
1.	Accent Lighting
a.	Pucks
b.	Rope Lighting
c.	Specialty Lighting
d.	Undercabinet Lighting
2.	Ceiling Fan, excluding bathroom exhaust fans (for installation as a fixture)
a.	Light Kits
3.	Interior Lighting
a.	Ceiling Mount Fixtures
b.	Hang/Pendant/Chand.
c.	Specialty Lighting
d.	Vanity Wall And Sconce
e.	Nightlights/Power Failure/Motion
4.	Lamps
a.	Accent
b.	Floor
c.	Tables
d.	Torchieres
5.	Recessed Lighting
6.	Track Lighting
7.	Power Failure Bulbs

8.	Outdoor Lighting
a.	Coach Lights
b.	Gooseneck Lights

All other portions of the TLA will remain in full force and effect.  The only portions of the TLA that are affected are those modified by this First Amendment.
IN WITNESS WHEREOF, the parties hereto execute this agreement by the respective, authorized officers as of the Effective Date.

Techtronic Floor Care Technology Limited Capstone Industries, Inc.

By: ___/s/_________________________ By: __/s/__________________________
Name: Gabe Johnson                                       Name: James G McClinton
Title: Treasurer                                           Title: Chief Financial Officer

Hoover, Inc.
By: __/s/__________________________
Name: Gary Scott
Title: President